CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-4 of PRIAC Variable Contract Account A (“Registration Statement”) of our reports dated April 18, 2019, relating to the financial statements of the subaccounts listed in Appendix A, which appear in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 18, 2019, relating to the consolidated financial statements of Prudential Retirement Insurance and Annuity Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, NY
April 18, 2019

Appendix A

•	AST Capital Growth Asset Allocation Portfolio

•	AST Academic Strategies Asset Allocation Portfolio

•	AST Balanced Asset Allocation Portfolio

•	AST Preservation Asset Allocation Portfolio

•	PGIM Balanced Fund (Class Z)

•	Vanguard Balanced Index Fund (Institutional Shares)

•	PGIM 60/40 Allocation Fund (Class R6)